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                                                                     EXHIBIT 3.9

                            CERTIFICATE OF FORMATION
                                       OF
                    ALLIANT AMMUNITION AND POWDER COMPANY LLC


      This Certificate of Formation of Alliant Ammunition and Powder Company LLC (the "Company") is executed and filed by the undersigned, as authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (the "Act").

      1. The name of the Company is Alliant Ammunition and Powder Company LLC.

      2. The address of the registered office of the Company in the State of Delaware is The Corporation Trust Company, located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

      3. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 11th day of March, 1999.


                                               /s/ Charles H. Gauck
                                          -----------------------------------
                                          Charles H. Gauck